================================================================================

                            VPT REAL ESTATE CORP. I
                            VPT REAL ESTATE CORP. II
                            VPT REAL ESTATE CORP. III
                            VPT REAL ESTATE CORP. IV
                            VPT REAL ESTATE CORP. V


                                   as Issuers


                                       and


                              LASALLE NATIONAL BANK

                     as Trustee for the Holders of the Notes

                              ---------------------

                                    INDENTURE


                           Dated as of April 30, 1996


                              ---------------------

                                    $67,379,000


                   Floating Rate Senior Secured Notes Due 1999
================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS
               -----------
SECTION 1.02.  OTHER DEFINITIONS
               -----------------
SECTION 1.03.  RULES OF CONSTRUCTION
               ---------------------


                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.  FORM AND DATING
               ---------------
SECTION 2.02.  EXECUTION AND AUTHENTICATION
               ----------------------------
SECTION 2.03.  REGISTRAR AND PAYING AGENT
               --------------------------
SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST
               -----------------------------------
SECTION 2.05.  LISTS OF HOLDERS OF THE NOTES
               -----------------------------
SECTION 2.06.  TRANSFER AND EXCHANGE
               ---------------------
SECTION 2.07.  REPLACEMENT NOTES
               -----------------
SECTION 2.08.  OUTSTANDING NOTES
               -----------------
SECTION 2.09.  TREASURY NOTES
               --------------
SECTION 2.10.  TEMPORARY NOTES
               ---------------
SECTION 2.11.  CANCELLATION
               ------------
SECTION 2.12.  DEFAULTED INTEREST
               ------------------
SECTION 2.13.  RECORD DATE
               -----------
SECTION 2.14.  CUSIP NUMBER
               ------------


                                    ARTICLE 3

                      APPLICATION OF MONIES AND REDEMPTIONS

SECTION 3.01.  NOTICES TO TRUSTEE
               ------------------
SECTION 3.02.  PRO RATA REDEMPTION
               -------------------
SECTION 3.03.  NOTICE OF COMPLETE REDEMPTION
               -----------------------------
SECTION 3.04.  EFFECT OF NOTICE OF COMPLETE REDEMPTION
               ---------------------------------------
                    OF ALL OUTSTANDING NOTES, ETC.
                    ------------------------------
SECTION 3.05.  DEPOSITS INTO THE TRAPPED FUNDS ACCOUNT
               ---------------------------------------
SECTION 3.06.  OPTIONAL REDEMPTION
               -------------------
SECTION 3.07.  MANDATORY REDEMPTION
               --------------------
SECTION 3.08.  APPLICATION OF MONIES FROM THE TRAPPED FUNDS ACCOUNT
               ----------------------------------------------------


                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.  PAYMENT OF PRINCIPAL AND INTEREST
               ---------------------------------
SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY
               -------------------------------
SECTION 4.03.  OFFICERS' AND ACCOUNTANTS' CERTIFICATES AS TO COMPLIANCE
               --------------------------------------------------------
SECTION 4.04.  CONDUCT OF BUSINESS; COMPLIANCE WITH LAWS, ETC.
               -----------------------------------------------
SECTION 4.05.  PAYMENT OF TAXES, ETC.
               ----------------------
SECTION 4.06.  MAINTENANCE OF INSURANCE AND INTEREST RATE PROTECTION AGREEMENT
               ---------------------------------------------------------------
SECTION 4.07.  PRESERVATION OF EXISTENCE, ETC.
               -------------------------------
SECTION 4.08.  MAINTENANCE OF PROPERTIES, ETC.
               -------------------------------
SECTION 4.09.  FINANCIAL STATEMENTS; REPORTS
               -----------------------------
SECTION 4.10.  NEW REAL ESTATE, ETC.; INSPECTION AND AUDIT RIGHTS
               --------------------------------------------------
SECTION 4.11.  LIENS, ETC.
               -----------
SECTION 4.12.  INDEBTEDNESS
               ------------
SECTION 4.13.  TRANSACTIONS WITH AFFILIATES
               ----------------------------
SECTION 4.14.  NEW SUBSIDIARIES
               ----------------
SECTION 4.15.  LIMITATION ON INVESTMENTS
               -------------------------
SECTION 4.16.  BUSINESS; AMENDMENT OF CERTIFICATE OF INCORPORATION
               ---------------------------------------------------
SECTION 4.17.  ACQUISITIONS
               ------------
SECTION 4.18.  MERGER, CONSOLIDATION, OR SALE OF ASSETS
               ----------------------------------------
SECTION 4.19.  GUARANTEED INDEBTEDNESS
               -----------------------
SECTION 4.20.  LEASE OBLIGATIONS
               -----------------
SECTION 4.21.  LIMITATION ON ASSET SALES
               -------------------------


                                    ARTICLE 5

                              DEFAULTS AND REMEDIES

SECTION 5.01.  EVENTS OF DEFAULT
               -----------------
SECTION 5.02.  ACCELERATION
               ------------
SECTION 5.03.  OTHER REMEDIES
               --------------
SECTION 5.04.  WAIVER OF PAST DEFAULTS
               -----------------------
SECTION 5.05.  DIRECTION BY REQUIRED HOLDERS
               -----------------------------
SECTION 5.06.  LIMITATION ON SUIITS
               -------------------
SECTION 5.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT
               ---------------------------------------------
SECTION 5.08.  COLLECTION SUIT
               ---------------
SECTION 5.09.  PROOFS OF CLAIM
               ---------------
SECTION 5.10.  PRIORITIES
               ----------
SECTION 5.11.  UNDERTAKING FOR COSTS
               ---------------------
SECTION 5.12.  RESTORATION OF RIGHTS AND REMEDIES
               ----------------------------------


                                    ARTICLE 6

                                     TRUSTEE

SECTION 6.01.  DUTIES OF TRUSTEE
               -----------------
SECTION 6.02.  RIGHTS OF TRUSTEE
               -----------------
SECTION 6.03.  INDIVIDUAL RIGHTS OF TRUSTEE
               ----------------------------
SECTION 6.04.  DISCLAIMER
               ----------
SECTION 6.05.  NOTICE OF DEFAULTS
               ------------------
SECTION 6.06.  COMPENSATION AND INDEMNITY
               --------------------------
SECTION 6.07.  REPLACEMENT OF TRUSTEE
               ----------------------
SECTION 6.08.  SUCCESSOR TRUSTEE BY MERGER, ETC.
               ---------------------------------
SECTION 6.09.  ELIGIBILITY; DISQUALIFICATION
               -----------------------------


                                    ARTICLE 7

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 7.01.  WITHOUT CONSENT OF HOLDERS OF NOTES
               -----------------------------------
SECTION 7.02.  WITH CONSENT OF HOLDERS OF NOTES
               --------------------------------
SECTION 7.03.  REVOCATION AND EFFECT OF CONSENTS
               ---------------------------------
SECTION 7.04.  NOTATION ON OR EXCHANGE OF NOTES
               --------------------------------
SECTION 7.05.  TRUSTEE TO SIGN AMENDMENTS, ETC.
               --------------------------------


                                    ARTICLE 8

                             COLLATERAL AND SECURITY

SECTION 8.01.  COLLATERAL DOCUMENTS
               --------------------
SECTION 8.02.  RELEASE OF COLLATERAL
               ---------------------
SECTION 8.03.  AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER
               ---------------------------------------------------------
                    THE COLLATERAL DOCUMENTS
                    ------------------------
SECTION 8.04.  AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE
               ----------------------------------------------------------
                    COLLATERAL DOCUMENTS
                    --------------------
SECTION 8.05.  DEBT SERVICE RESERVE ACCOUNT
               ----------------------------
SECTION 8.06.  LOCKBOX ARRANGEMENTS
               --------------------
SECTION 5.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT
               ---------------------------------------------
SECTION 5.08.  COLLECTION SUIT
               ---------------


                                    ARTICLE 9

                                  MISCELLANEOUS

SECTION 9.01.  NOTICES
               -------
SECTION 9.02.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT
               --------------------------------------------------
SECTION 9.03.  RULES BY TRUSTEE AND AGENTS
               ---------------------------
SECTION 9.04.  GOVERNING LAW
               -------------
SECTION 9.05.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS
               ---------------------------------------------
SECTION 9.06.  SUCCESSORS
               ----------
SECTION 9.07.  SEVERABILITY
               ------------
SECTION 9.08.  COUNTERPART ORIGINALS
               ---------------------
SECTION 9.09.  TABLE OF CONTENTS, HEADINGS, ETC.
               ---------------------------------
SECTION 9.10.  SATISFACTION AND DISCHARGE; RELEASE
               -----------------------------------
SECTION 9.11.  NO WAIVER; REMEDIES
               -------------------
SECTION 9.12.  STREIT ACT
               ----------
SECTION 9.13.  SPECIAL MASSACHUSETTS PROVISIONS
               --------------------------------

                  INDENTURE, dated as of April 30, 1996, among VPT Real Estate Corp. I, VPT Real Estate Corp. II, VPT Real Estate Corp. III, VPT Real Estate Corp. IV and VPT Real Estate Corp. V (collectively, the "Issuers"), and LaSalle National Bank, as trustee (the "Trustee").

                                     RECITAL

                  The Issuers do hereby, jointly and severally, represent and warrant, and covenant and agree, to and with the Trustee, for the equal and ratable benefit and security of each Holder (as defined below) of the Issuers' Floating Rate Senior Secured Notes due May 1, 1999, as follows:


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

                  "Affiliate"  of any  specified  Person  means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and includes each officer, director, trustee or general partner of such Person, and each owner of 5% or more of any class of voting stock or interests of such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Allocated Note Amount" means with respect to any Real Estate existing on the Issue Date, the product of the initial aggregate principal amount of the Notes and the percentage set forth with respect thereto on
Schedule 1 hereto.

                  "Asset Sale" means any sale or other disposition, or series of sales or other dispositions, made on or after the Issue Date by any Issuer to any Person of any Collateral.

                  "Asset  Sale   Proceeds"   means  payments  in  Cash  or  Cash
Equivalents received by any Issuer from any Asset Sale (after repayment of any Indebtedness required to be paid by reason of such Asset Sale).

                  "Assignments of Leases" means each Assignment of Lease, in the form attached hereto as Exhibit B made by an Issuer, executed heretofore, concurrently herewith or hereafter in favor of the Trustee on behalf of the Holders, assigning a Lease, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms thereof.

                  "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and as codified in title 11 of the United States Code.

                  "Bankruptcy Law" means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in New York City or Chicago and, if the applicable Business Day relates to the LIBO Rate, a day on which dealings are also carried on in the London interbank market.

                  "Capital Expenditures" means, for any Person for any period, the aggregate of all expenditures by such Person (except interest capitalized during construction) during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person prepared in accordance with GAAP and includes without limitation payments, other than those attributable to interest, on capitalized leases and other Indebtedness incurred to finance such additions to property, plant and equipment. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "Cash" means legal tender accepted in the United States of America for the payment of public and private debts currently United States Dollars.

                  "Cash Equivalents" means, collectively, (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, overnight bank deposits and banker acceptances of any commercial bank having combined capital and surplus of at least $200,000,000, a short term deposit rating of A1/P1 or better and organized under the laws of the United States of America having maturities of 90 days or less from the date of acquisition, (c) commercial paper with maturities of 90 days or less having a rating of A1/P1 or better and (d) shares of money market funds rated "AAA" by either Standard & Poor's Ratings Services or Fitch Investors Service, L.P.

                  "Cash Flow" means the aggregate of the Net Operating Income minus all Capital Expenditures and Permitted Expenses for the related Interest Period.

                  "Cash Flow Determination Date" means the Issue Date and the Determination Date in each April, July, October and January.

                  "Casualty" means the damage or destruction, in whole or in part, of any Real Estate, by fire or other casualty.

                  "Casualty Proceeds" means any insurance proceeds received by the Issuers pursuant to the Mortgages as a result of a Casualty.

                  "CERCLA"  means  the  Comprehensive   Environmental  Response,
Compensation and Liability Act of 1980," as amended, 42 U.S.C. ss. 9601, et seq.

                  "Change of Control" means (i) George R. Zoffinger and Paul McArthur shall cease to be members of the Board of Directors of any Issuers,
(ii) an event or series of events (whether a stock purchase, merger, consolidation or other business combination or otherwise) by which any Person or group (as defined under Rule 13d-3 under the Exchange Act) (other than Value Property Trust) is or becomes the owner directly of more than 50% of the combined voting power of the then outstanding securities of any Issuer ordinarily (and apart from rights accruing after the happening of a contingency) having the right to vote in the election of directors or (iii) after the Issue Date, the replacement of a majority of the Board of Directors of any Issuer over a three-year period from the directors who constituted the Board of Directors at the beginning of such period other than by (a) directors whose nomination for election by the equityholders of such Issuer was approved by such Board of Directors, (b) directors elected by such Board of Directors or (c) directors nominated or elected by directors approved as set forth in (a) or (b) above.

                  "Collateral" means the assets of the Issuers defined as "Collateral" in the Collateral Documents.

                  "Collateral Documents" mean the Mortgages, the Assignments of Leases and the Security Agreement, as such agreements may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

                  "Company Request" or "Company Order" means a written request or order signed in the name of any Issuer by its President, its Executive Vice
President, a Senior Vice President, a Vice President, its Treasurer or Controller, or, if authorized by a power of attorney executed by any of such officers, by such other person as may be authorized in such power of attorney, and delivered to the Trustee.

                  "Condemnation" means any condemnation of any Real Estate.

                  "Condemnation Proceeds" means all awards and payments received by an Issuer with respect to a taking referenced in Section 3.7 of the related Mortgage.

                  "Consolidated Net Worth" means, with respect to any Person, the sum of (i) the consolidated equity of the common equityholders of such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred equity that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity, after eliminating inter-company items, including appropriate deductions for any minority interest in such Person's Subsidiaries, less (x) all write-ups (other than write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person and (y) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

                  "Contingent Obligation" means with reference to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or contractual obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or contractual obligation that such Indebtedness or contractual obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or contractual obligation will be protected (in whole or in part) against loss in respect thereof.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 9.01 hereof or such other address as to which the Trustee may give notice to the Issuers.

                  "Custodian" means any receiver, trustee or similar official under any Bankruptcy Law.

                  "Debt Service Coverage Ratio" means, for any Payment Date, the ratio of (i) one-third of the aggregate DSCR Cash Flow from the Collateral as determined on the immediately preceding Cash Flow Determination Date less the aggregate Permitted Expenses and Trustee Expenses for the immediately preceding Interest Period to (ii) interest payments calculated at a rate equal to 9-3/8% per annum on the principal amount of the Notes during the immediately preceding Interest Period.

                  "Debt Service Reserve Account" means that trust account (account no. 67-7515-405) maintained at the Trustee in the name of the Trustee as Trustee for the Noteholders, which shall be funded on the Issue Date by the Issuers in an amount equal to the Debt Service Reserve Account Required Level for the Issue Date.

                  "Debt Service Reserve Account Required Level" means (i) on the Issue Date, an amount equal to three (3) months of interest on the initial principal amount of the Notes calculated at an annual rate equal to 8%, or (ii) on any Payment Date thereafter, an amount equal to three (3) months of interest calculated at an annual rate equal to 8% on the then outstanding principal amount of the Notes after giving effect to any reductions pursuant to Section 3.08(iv), (v) or (vii) hereof during the immediately preceding Interest Period, as certified by an Officer of the Issuers.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Determination Date" means the 25th calendar day of each month or if such day is not a Business Day, the immediately preceding Business Day.

                  "DSCR Cash Flow" means, for the three-month period immediately preceding a Cash Flow Determination Date, Net Operating Income on each parcel of Real Estate for such three-month period.

                  "Environmental Indemnified Parties" means the Trustee, the Holders, any person or entity who is or will have been involved in the origination of the Notes, any person or entity who is or will have been involved in the servicing of the Notes, any person or entity in whose name the encumbrance created by the Trustee is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Notes (custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Notes for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, any successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Notes or any Real Estate, whether during the term of the Notes or as part of or following a foreclosure of the Notes and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the Trustee's assets and business).

                  "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, any judicial or administrative interpretations thereof (including any judicial or administrative order, consent, decree or judgment), and common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to the environment, and includes, but is not limited to, the following statutes, as amended, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"); the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act; any law conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; any law requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of any Real Estate to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; and any law relating to nuisance, trespass or other causes of action related to any Real Estate.

                  "Environmental Losses" means any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, consequential damages, litigation costs, reasonable attorneys' fees, reasonable engineers' fees, reasonable environmental consultants' fees, and reasonable investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid, or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments, or awards. The term "reasonable", as used in this definition, shall only be construed to determine whether the costs incurred are reasonable given the particular scope of work required by Environmental Indemnified Parties.

                  "Environmental   Lien"   means   any  Lien  in  favor  of  any
Governmental Authority for Environmental Losses.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means with respect to any asset at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Issuers, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser who is an MAI appraiser with at least three years' experience with respect to the related property type in the related geographic area, the basic assumptions underlying which have not materially changed since its date, as set forth in such appraisal.

                  "Fiscal   Quarter"   means   each  of  the  four   consecutive
three-month periods during any Fiscal Year, which begin October 1, January 1, April 1 and July 1, respectively.

                  "Fiscal Year" means the Issuers' fiscal year ending September 30.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other Person as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental  Authority" means any nation or government,  any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

                  "Hazardous Substances" means, but is not limited to, any and all substances (whether solid, liquid, or gas) defined, listed, or otherwise regulated under the Environmental Laws, or for which liability may be incurred under the Environmental Laws, including, but not limited to, hazardous wastes, hazardous substances, hazardous materials, toxic substances, pollutants, contaminants, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, and explosives.

                  "Indebtedness" means with reference to any Person (a) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letter of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services (other than normal trade accounts payable incurred in the ordinary course of business), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), provided that the amount of any such indebtedness included in this clause (c) shall not exceed the Fair Market Value of such property, (d) all capitalized lease obligations of such Person, (e) all Contingent Obligations of such Person, (f) all obligations of such Person under interest rate contracts,
(g) all indebtedness of the type referred to in clause (a), (b), (c), (d), (e) or (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien against property or an interest in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, provided that the amount of any such indebtedness included in this clause (g) shall not exceed the Fair Market Value of such property, and (h) in the case of the Issuers, the Notes.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Independent" means when used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any Issuer or any Affiliate thereof, and (ii) is not connected with any Issuer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "Interest Period" means (i) for the first Payment Date, the period commencing on (and including) April 30, 1996 and ending on (but excluding) the first Payment Date and (ii) for any other Payment Date, the period beginning on (and including) the immediately preceding Payment Date and ending on (but excluding) such Payment Date.

                  "Interest Rate Protection Agreement" means the interest rate protection agreement entered into by the Issuers pursuant to Section 7(n) of the Note Purchase Agreement.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

                  "Investment" means any advance, loan, extension of credit or capital contribution to, or purchase of any stocks, bonds, notes, debentures or other securities of, or interest in, any Person, any purchase of any interest in Real Estate (other than by foreclosure, deed in lieu of foreclosure or other method of realizing on security), any commitment or other obligation, whether contingent or absolute, to do any of the foregoing, which commitment or other obligation does not constitute a Contingent Obligation, and any Capital Expenditures.

                  "Issue Date" means the date of first issuance of the Notes hereunder.

                  "Lease" means each underlying lease of Real Estate.

                  "Legal Action" means any claim, action, suit, proceeding or investigation, whether administrative or judicial in nature.

                  "LIBO Rate" means, for any Interest Period, the average of the four rates reported from time to time by Telerate News Service on page 3750 thereof (or such other number of rates as such service may from time to time report), at which foreign branches of major United States banks offer United States dollar deposits to other banks for such Interest Period in the London interbank market at approximately 11:00 a.m., London time, on the second full Business Day next preceding such Interest Period. If such interest rates shall cease to be available from Telerate News Service, the LIBO Rate shall be determined on the basis of the rates at which United States dollar deposits are offered by the Reference Banks at approximately 11:00 a.m., London time, on the second full Business Day next preceding such Interest Period to prime banks in the London interbank market for such Interest Period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on the second full Business Day next preceding such Interest Period for loans in United States dollars to leading European banks for such Interest Period.

                  "Liens" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, any financing lease having substantially the same economic effect as any of the foregoing, the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the assets to which such Lien relates as debtor, and any agreement to grant a Lien.

                  "Liquidation Expenses" means the following expenses paid to Persons who are generally in the business of providing goods and services of the type provided and who are not Affiliates of the Issuers (other than any Affiliate who is reimbursing a non-Affiliate):

                  (a)  sales brokerage expenses;

                  (b) in the case of a sale of any Real Estate, other costs of conveyance customarily paid by a seller of commercial properties of the type sold in the geographic area in which such Real Estate is located;

                  (c) in the case of an insured complete or partial destruction of any Real Estate, the fees of an independent insurance adjustor and of legal counsel in collecting amounts owed by an insurance company in connection with such destruction; and

                  (d) in the case of a condemnation of any Real Estate, legal and other expenses reasonably necessary in order to maximize net condemnation proceeds from such Real Estate.

                  "Liquidation Proceeds" means the amount (i) of Condemnation Proceeds received in connection with the taking of any Real Estate by exercise of the power of eminent domain or condemnation and not applied to a Restoration,
(ii) of any Asset Sale Proceeds received in connection with a sale of any Real Estate, or (iii) received in any other manner with respect to the liquidation of any Real Estate, including, without limitation, any Casualty Proceeds not applied to a Restoration.

                  "Loan-to-Value Ratio" means the ratio, as of any Determination Date, of (i) the then outstanding principal amount of the Notes to (ii) the valuation of the Real Estate constituting Collateral as of such date set forth on Annex 1 hereto.

                  "Material Adverse Change" means a material adverse change in any of (a) the financial condition, business, performance, operations, results of operations or the aggregate net book value of the properties of the Issuers taken as a whole, (b) the legality, validity or enforceability of this Indenture, (c) the perfection or priority of the Liens granted pursuant to this Indenture or the Collateral Documents, (d) the ability of the Issuers to pay any installment due under the Notes or to perform their obligations under this Indenture or the ability of the Issuers to perform their respective obligations under the Collateral Documents, or (e) the rights and remedies of the Holders or the Trustee under this Indenture.

                  "Material Adverse Effect" means an effect that would result in a Material Adverse Change.

                  "Mortgages" means each Mortgage, Security Agreement and Financing Statement or Deed of Trust, Security Agreement and Financing Statement, substantially in the form attached hereto as Exhibit C, in each case made by an Issuer, executed concurrently herewith or hereafter in favor of the Trustee on behalf of the Holders, encumbering the Real Estate, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms thereof. Each Mortgage shall be cross-defaulted (to the extent permitted under local law) to the other Mortgages.

                  "Net Liquidation Proceeds" means Liquidation Proceeds minus Liquidation Expenses.

                  "Net Operating  Income" means,  for any period,  the excess of
(a) the Issuers' total revenues (other than any Liquidation Proceeds) for such period, including all investment earnings accrued on funds held under this Indenture during such period, less (b) Operating Expenses for such period; provided, however, that for purposes of calculating the Debt Service Coverage Ratio only, (i) Net Operating Income shall mean the excess of clause (a) less Property Protection Expenses, and (ii) with respect to any Real Estate comprised of a commercial office building, Net Operating Income shall mean the amount set forth in clause (i) multiplied by .85.

                  "Net Proceeds" means (i) the net amount of all insurance proceeds received by an Issuer pursuant to Subsections 3.3(a)(i), (iv)(B), and
(vi) of the related Mortgage as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or
(ii) the net amount of all awards and payments received by an Issuer with respect to a taking referenced in Section 3.7 of the related Mortgage, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("Condemnation Proceeds"), whichever the case may be.

                  "Note Purchase Agreement" means the Note Purchase Agreement, dated March 28, 1996, between Value Property Trust and BlackRock Capital Finance L.P., as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Notes" means the notes described in the Recital hereto.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of an Issuer by two Officers of such Issuer, one of whom must be the President or any Vice President, and the other must be the Treasurer, an Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary, a Senior Vice President or a Vice President of such Issuer.

                  "Operating Expenses" means for any period, all Property Improvement Expenses and Property Protection Expenses for such period.

                  "Opinion of Counsel" means an opinion from legal counsel (including, if reasonable, at the option of the Trustee, local legal counsel in each state where the relevant Collateral is located) who is reasonably acceptable to the Trustee.

                  "Payment Date" means the first day of each calendar month (or, if such day is not a Business Day, the next following Business Day); provided, however, that the first Payment Date shall be June 3, 1996.

                  "Permitted Exceptions" shall have the meaning assigned thereto in the Mortgages.

                  "Permitted Expenses" means (i) accounting fees for audit and tax purposes; (ii) state franchise taxes that the Issuers are required to deduct or withhold; and (iii), to the extent no Event of Default has occurred, general and administrative expenses of the Issuers in an aggregate amount not to exceed $2,000,000 during any Fiscal Year.

                  "Person" means any individual, corporation, partnership, joint venture, entity, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  "Projected Debt Service Coverage Ratio" means for any Payment Date as to which an Asset Sale has occurred during the immediately preceding Interest Period, the ratio of (i) 1/3 of the aggregate DSCR Cash Flow from the Collateral (other than any Collateral sold in connection with such Asset Sale) as determined on the immediately preceding Cash Flow Determination Date less Permitted Expenses and Trustee Expenses to (ii) interest payments calculated at a rate equal to 9-3/8% per annum on the outstanding principal amount of the Notes (other than the principal attributable to any Collateral sold in connection with such Asset Sale) for the immediately preceding Interest Period, as such principal amount has been reduced pursuant to clauses (iv), (v) and
(vii) of Section 3.08 hereof.

                  "Property Improvement Expenses" means any costs and expenses, but only to the extent that they are paid to Persons who are generally in the business of providing such goods and services and who are not Affiliates of the Issuers and that such expenses are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided, designed to maintain or improve the value of the Real Estate but not immediately necessary to operate it that are incurred in connection with the sale of Real Estate for the purpose of facilitating such sale and maximizing the proceeds thereof by engaging in such maintenance or improvement of the Real Estate as the Issuers deem advisable under the circumstances, including but not limited to the following (to the extent not included in Capital Expenditures):

                  (a) cosmetic improvements such as painting and landscaping intended to improve the salability of the property;

                  (b) build-out or modification to suit a particular prospective or actual tenant or buyer;

                  (c) replacement of items which are obsolete or wearing out but which are not dysfunctional; and

                  (d) moneys advanced to a tenant or buyer for a purpose similar to a Property Improvement Expense or Property Protection Expense.

                  "Property Protection Expenses" means the following costs and expenses (but only to the extent that (i) they are paid to Persons who are generally in the business of providing such goods and services and who are not Affiliates of the Issuers and (ii) that such expenses are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided) with respect to the Real Estate (to the extent not included in Capital Expenditures):

                  (a)  real estate taxes, assessments and similar charges;

                  (b) premiums for casualty insurance as required by the property deed of trust and other insurance, the cost of which is designated herein as a Property Protection Expense;

                  (c)  utility costs;

                  (d)  payments  required  under  contracts  for  services to be provided with respect to the Real Estate, including but not limited to service contracts for heating, ventilation and air conditioning systems, elevators, landscape maintenance, pest extermination, security, model furniture, swimming pool service, trash removal, answering service and credit checks;

                  (e)  payroll  costs  and  benefits  for  on-site   maintenance
         personnel, including but not limited to housekeeping employees, porters and general maintenance and security employees;

                  (f) costs required in connection with the enforcement of any lease, including but not limited to reasonable attorney's fees, charges for lock changes and storage and moving expenses for furniture, fixtures and equipment;

                  (g) advertising and rent-up expenses, including tenant rent concessions, promotions and existing and prospective tenants, banners and signs;

                  (h) third-party out-of-pocket maintenance and repair expenses;

                  (i) a third-party property management fee payable monthly in arrears;

                  (j) any expense, the total cost of which is passed through to tenants pursuant to executed leases, so long as the tenants are currently paying each month a good faith estimate of such costs incurred to date and are obligated to pay any shortfall within one hundred and twenty (120) days after the end of each Fiscal Year;

                  (k) usual and customary leasing and sales brokerage expenses and commissions and the additional payroll and benefit costs of on-site and temporary leasing employees;

                  (l)  permits, licenses and registration fees and costs;

                  (m) any  expense  necessary  in  order  to  prevent  or cure a
         material  violation  of  any  applicable  law,   regulation,   code  or
         ordinance;

                  (n) any expenses associated with the appeal of real estate values as it relates to the amount of real estate taxes assessed on the Real Estate; and

                  (o) costs and expenses associated with accounting services and reporting specific to each parcel of Real Estate to the extent not included as Permitted Expenses.

                  "Real Estate" means the interest in the parcels of land owned by the Issuers and listed on Schedule 2 hereto and described in the Mortgages, together with all of the buildings and other improvements now or hereafter erected on the Real Estate, and any fixtures appurtenant thereto.

                  "Reduction Factor" means, with respect to the Notes, as of any date, a fraction (i) the numerator of which is the aggregate Stated Principal Balance of the Notes minus the aggregate amount of principal payments sent to the Trustee, any Paying Agent or any co-paying agent for distribution hereunder with respect thereto on or prior to such date and (ii) the denominator of which is the aggregate Stated Principal Balance of the Notes.

                  "Reference Banks" means Bankers Trust Company, Barclays Bank plc, The Bank of Tokyo, Ltd and National Westminster Bank plc.

                  "REIT" means a Person satisfying the conditions of being a "real estate investment trust" under Sections 856 through 860 of the Internal Revenue Code and under other applicable law.

                  "Release" with respect to any Hazardous Substance means, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Substances.

                  "Release Conditions" for any Payment Date shall be the following: (i) there shall be no existing Event of Default; (ii) the Debt Service Reserve Account shall not be underfunded and, since the Issue Date, shall not have been underfunded for more than one Interest Period; and (iii) the Projected Debt Service Coverage Ratio for such Payment Date shall exceed the highest of (a) the Debt Service Coverage Ratio as of the Issue Date, (b) the Debt Service Coverage Ratio for such Payment Date without giving effect to any Asset Sales occurring during the immediately preceding Interest Period, and (c) in the event that the Loan-to-Value Ratio exceeds 50% on such Payment Date, the Debt Service Coverage Ratio for each prior Payment Date.

                  "Remediation" means but, is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in Article 12 of the Mortgages.

                  "Required   Holders"  means  the  Holders  of  a  majority  in
principal amount of the Notes outstanding on the date of determination.

                  "Requirement of Law" means with reference to any Person, the charter and bylaws or other organizational or governing documents or such Person (including, with particular reference to any Issuer, its declaration of trust or certificate of incorporation) and all federal, state and local laws, rules and regulations, including, without limitation, Environmental Laws, and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer," when used with respect to the Trustee, means any trust officer, financial services officer, vice president or assistant vice president within the Asset Backed Securities Trust Group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restoration" shall have the meaning assigned to it in the Mortgages.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means that certain Security Agreement, dated as of the date hereof, in the form attached hereto as Exhibit D, made by the Issuers, executed concurrently herewith in favor of the Trustee on behalf of the Holders, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms thereof.

                  "Stated Maturity Date" means May 1, 1999.

                  "Stated Principal Balance" means, with respect to a Note, the denomination of such Note.

                  "Stock"   means  shares  of  capital   stock,   beneficial  or
partnership interests, participations or other equivalents (regardless of how designated) of or in any Person, whether voting or non-voting.

                  "Subsidiary" means with respect to any Person, any corporation, partnership or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling Persons is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "Termination Date" means that date on which all amounts due on the Notes are paid in full to the Trustee and all amounts due and owing under this Indenture are paid in full to the Trustee.

                  "Trapped Funds Account" means that trust account (account no. 67- 7515-413) maintained at the Trustee in the name of the Trustee, under the sole dominion and control of the Trustee.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Trustee Expenses" means, with respect to any Interest Period, all fees and expenses of the Trustee incurred in connection with the performance by the Trustee of its duties under this Indenture and the Collateral Documents (including, without limitation, the reasonable fees and expenses of counsel to the Trustee).

                  "UCC" means the Uniform Commercial Code.

                  "Value Property Trust" means Value Property Trust, a real estate investment trust formed under the laws of Maryland.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                                            Defined in
                           Term                                                               Section
                           ----                                                               -------

                "Event of Default"........................................................      5.01
                "Foreclosure Action"......................................................      6.02
                "Initial Deposit..........................................................      8.05
                "Lockbox".................................................................      8.06
                "Note Register"...........................................................      2.03
                "Paying Agent"............................................................      2.03
                "QIB".....................................................................      2.06
                "Registrar"...............................................................      2.03


SECTION 1.03.  RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1)  a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)  "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5)  provisions apply to successive events and transactions.


                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Issuers and required by law, stock exchange rule, agreements to which the Issuers are subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in minimum denominations of $100,000 and integral multiples of $1,000 thereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

                  An Officer of each Issuer shall sign the Notes for such Issuer by manual or facsimile signature. Each Issuer's seal shall be reproduced on the Notes and may be in facsimile form.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Issuers signed by two Officers of each Issuer, authenticate Notes for original issue of up to the aggregate principal amount of the Notes which in the case of original issuance shall be $67,379,000. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth herein.

                  The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

                  The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). Each Note will be registered as to both principal and interest in the Note Register in which the record of ownership identifying the owners of an interest in the Notes will be maintained at all times. The transfer of a Note may be effected only (i) through the surrender of the old Note and its reissuance by the Issuers of the old Note to the transferee or the issuance by the Issuers of a new Note to the transferee or (ii) through a book entry in the Note Register. The registration requirements contained in this Section 2.03 are intended to comply with the registration requirements of Internal Revenue Code Section 163(f) and Treasury Regulation ss. 5f.163-1. The Issuers at their expense may appoint one or more co-registrars and one or more additional paying agents and shall notify the Registrar, Paying Agent and Trustee promptly thereof. The term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Issuers shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. An Issuer may not act as Registrar, co-registrar or Paying Agent. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 6.06 hereof.

                  The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account to the Trustee for any funds disbursed. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account to the Trustee for any funds disbursed. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the funds disbursed to the Trustee.

SECTION 2.05.  LISTS OF HOLDERS OF THE NOTES.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least ten Business Days before each Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof.

SECTION 2.06.  TRANSFER AND EXCHANGE.

                  (a) (i) Subject to Section 2.06(b) hereof, when Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuers shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

                  (ii) No service charge shall be made to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10 or 7.04 hereof, which shall be paid by the Issuers).

                  (iii) Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

                  (b) The initial transfer of the Notes shall not be effective until the purchaser thereof shall have delivered an initial transferee certificate to the Trustee substantially in the form of Exhibit B to the Note Purchase Agreement. Any subsequent transferee of a Note shall represent to the Trustee in a transferee certificate substantially in the form set forth as Exhibit A-2 which provides, among other things, that such transferee (i) is either a "qualified institutional buyer" ("QIB") as defined in the Securities Act or an institutional accredited investor within the meaning of Rule 501 under the Securities Act, (ii) is aware that the sale of the Notes to it is being made in reliance on Rule 144A or another exemption under the Securities Act, and
(iii) is acquiring such Notes for its own account or for the account of a QIB. Any attempted or purported transfer of a Note in violation of this Section 2.06(b) shall be absolutely null and void and shall vest no rights in the purported transferee. Each Holder of a Note desiring to effect a subsequent transfer or assignment of a Note shall, and does hereby agree to, indemnify the Trustee and the Issuers, and their respective Affiliates, against any liability that may result if the transfer is not exempt from the Securities Act or is not made in accordance with this Section 2.06(b) or such federal and state securities laws.

SECTION 2.07.  REPLACEMENT NOTES.

                  If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by two Officers of each Issuer, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Issuers in connection with any loss, theft or destruction of a Note, an indemnity bond must be supplied by the Holder that is sufficient in the sole and absolute judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. Each Issuer and the Trustee may charge the Holder for its expenses in replacing a Note.

SECTION 2.08.  OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  Subject to Section 2.09 hereof, a Note does not cease to be outstanding because any Issuer, a Subsidiary of an Issuer or an Affiliate of an Issuer holds the Note.

SECTION 2.09.  TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any Issuer, any Subsidiary of an Issuer or any Affiliate of an Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by any Issuer, any Subsidiary of an Issuer or an Affiliate of an Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such Issuer, such Subsidiary or such Affiliate, until legal title to such Notes passes to such Issuer, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10.  TEMPORARY NOTES.

                  Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of the written order of the Issuers signed by two Officers of each Issuer, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11.  CANCELLATION.

                  The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act), unless the Issuers direct cancelled Notes to be returned to them. The Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuers, unless by a written order, signed by two Officers of each Issuer, the Issuers shall direct that cancelled Notes be returned to them.

SECTION 2.12.  DEFAULTED INTEREST.

                  If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the next payment date, in each case at the rate provided in the Notes. The Issuers shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least 15 days before the special record date, the Issuers (or the Trustee, at the written instruction of, and in the name of and at the expense of the Issuers) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  RECORD DATE.

                  The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined by the Trustee and shall initially be the Determination Date immediately preceding any such vote or consent.

SECTION 2.14.  CUSIP NUMBER.

                  The Issuers in issuing the Notes may use a "CUSIP" number and, if they do so, shall promptly notify the Trustee thereof and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to
Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers will promptly notify the Trustee of any change in the CUSIP number.


                                    ARTICLE 3

                      APPLICATION OF MONIES AND REDEMPTIONS

SECTION 3.01.  NOTICES TO TRUSTEE.

                  If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.06 hereof, they shall furnish to the Trustee, at least 45 days but not more than 75 days before a redemption date, written notice setting forth (i) the Payment Date on which the Notes are to be redeemed,
(ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

SECTION 3.02.  PRO RATA REDEMPTION.

                  Whenever the Notes at any time outstanding are to be redeemed in part and not in full, the outstanding balance of the Notes shall be reduced on a pro rata basis based on the Stated Principal Balance of each such Note. The Trustee is authorized to round to the nearest $1,000 the amount to be redeemed from each Holder.

                  For purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 3.03.  NOTICE OF COMPLETE REDEMPTION.

                  At least 30 days but not more than 60 days before a redemption of all outstanding Notes, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to all Holders at their registered addresses.

                  The notice shall state:

                  (a)  the name and address of the Paying Agent;

                  (b)  the Payment Date on which the Notes are to be redeemed;

                  (c) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (d) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Payment Date on which the Notes are to be redeemed;

                  (e) the aggregate principal amount of the Notes that are being redeemed; and

                  (f) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Issuers' written request and upon delivery of all of the items identified in Section 3.03 hereof, the Trustee shall give the notice of redemption in the Issuers' name and at their expense.

SECTION 3.04.  EFFECT OF NOTICE OF COMPLETE REDEMPTION OF ALL
               OUTSTANDING NOTES, ETC.

                  (a) Once notice of  redemption  is mailed in  accordance  with
         Section 3.03 hereof, Notes called for redemption become due and payable on the Payment Date on which the Notes are to be redeemed at the redemption price.

                  (b) On and after the Payment Date on which the Notes are to be redeemed, interest shall cease to accrue on the Notes. If any Note called for redemption shall not be so paid upon surrender for redemption, interest shall be paid on the unpaid principal, from such Payment Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.05.  DEPOSITS INTO THE TRAPPED FUNDS ACCOUNT.

                  (a) On each Determination Date, the Issuers shall deposit in the Trapped Funds Account (i) all Cash Flow, (ii) all Asset Sale Proceeds (less Liquidation Expenses) and, after the occurrence of any event following which the Trustee has the right under the related Mortgage to apply Net Proceeds to the then outstanding Notes, all Net Liquidation Proceeds and (iii) all payments under the Interest Rate Protection Agreement. Amounts on deposit in the Trapped Funds Account shall be applied in accordance with Section 3.08 hereof.

                  (b) So long as no Event of Default shall have occurred and be continuing, all or a portion of any moneys deposited in the Trapped Funds Account after a Determination Date and prior to the next Payment Date shall be invested and reinvested by the Trustee at the Issuers' direction in writing in one or more Cash Equivalents bearing interest and which mature on the Business Day preceding the next Payment Date; provided, however, that any Asset Sale Proceeds shall mature on such Payment Date. All income or other gain from investments of money held in the Trapped Funds Account shall be deposited by the Trustee in the Trapped Funds Account immediately upon receipt, and any loss resulting from such investments shall be charged to the Trapped Funds Account.

                  (c) The Issuers hereby grant, assign and transfer to the Trustee, as security for the Obligations, a lien and security interest in the Trapped Funds Account and all funds on deposit in such account until such funds are released in accordance with Section 3.08(vi) hereof.

SECTION 3.06.  OPTIONAL REDEMPTION.

                  The Issuers shall have the option to redeem the Notes on any Payment Date, in whole or in part (on a pro rata basis), upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, thereon to the applicable Payment Date.

SECTION 3.07.  MANDATORY REDEMPTION.

                  The Issuers shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes, except (i) as set forth under Sections 3.08(iv), (v) and (vii) hereof, (ii) in connection with the Notes becoming due and payable pursuant to Section 5.02 hereof, (iii) in connection with any Casualty or Condemnation in accordance with the terms of the Mortgages and (iv) to the extent the principal amount of the Notes has not been fully retired by the Stated Maturity Date.

SECTION 3.08.  APPLICATION OF MONIES FROM THE TRAPPED FUNDS ACCOUNT.

                  Monies from the Trapped Funds Account, other than any monies received after the Determination Date during the related Interest Period, shall be distributed by the Trustee on each Payment Date in the following priority and amounts:

                       (i)          to the Trustee to pay all Trustee Expenses;

                       (ii) to the Noteholders on a pro rata basis to pay all accrued but unpaid interest on the Notes;

                       (iii) to the Debt Service Reserve Account to restore it to the Debt Service Reserve
                                    Account  Required  Level  for  such  Payment
                                    Date;

                       (iv) in the event of an Asset Sale or, after the occurrence of any event following which the Trustee has the right under the related Mortgage to apply Net Proceeds to the then outstanding Notes, in the related Interest Period which occurs on or before the related Determination Date, or after the Determination Date of the immediately preceding Interest Period, to the Noteholders on a pro rata basis to retire the principal amount of the Notes (including any Notes called for redemption pursuant to
                                    Section 3.03 hereof),  in an amount equal to
                                    the  lesser  of (a)  125% of the  applicable
                                    Allocated   Note  Amount  and  (b)  the  Net
                                    Liquidation Proceeds;

                       (v) with respect to any Asset Sale or, after the occurrence of any event following which the Trustee has the right under the related Mortgage to apply Net Proceeds to the then outstanding Notes, which occurred during a prior Interest Period, from any amounts remaining on deposit in the Trapped Funds Account after giving effect to all applications pursuant to clauses (i) through
                                    (iv) above, to the Noteholders to retire the
                                    principal  amount of the Notes, in an amount
                                    equal  to  the  excess  of (a)  125%  of the
                                    applicable  Allocated  Note  Amount over (b)
                                    the Net Liquidation  Proceeds, to the extent
                                    previously   unpaid  for  such  Asset  Sale,
                                    Casualty or Condemnation;

                       (vi) if the Release Conditions have been satisfied, to the Issuers in an amount equal to (a) the excess of Cash Flow received since the immediately preceding Payment Date over the sum of the amounts described in clauses (i) through (iii) and (v) above and
                                    (b) the excess of Net Liquidation Proceeds of each Asset Sale during the immediately preceding Interest Period over 125% of the applicable Allocated Note Amount (net of the amount of Net Liquidation Proceeds applied to satisfy the requirements of clause (iii) of the definition of Release Conditions); and

                       (vii) to the Noteholders to the extent there are any remaining monies, to retire the principal amount of the Notes and all other Obligations then due and payable.

                  Any funds deposited in error shall be disbursed to the rightful owner.


                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.  PAYMENT OF PRINCIPAL AND INTEREST.

                  The Issuers shall pay the principal of and interest on the Notes in accordance with the terms, and on the dates set forth in, this Indenture and the Notes.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

                  The Issuers shall maintain in the City of New York, New York an office or agency where Notes may be presented for registration of transfer or exchange of Notes and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and, in such event, the Trustee shall act as the Issuers' agent to receive all such presentations, notices and demands.

                  The Issuers may also from time to time designate one or more other offices or agencies (in or outside the City of New York, New York) where the Notes may be presented for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the City of New York, New York for the purposes set forth in Section 2.03 and for such other purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03.  OFFICERS' AND ACCOUNTANTS' CERTIFICATES AS TO COMPLIANCE.

                  To the extent not otherwise required pursuant to Section 4.09, each Issuer shall deliver to the Trustee, within 90 days after the end of each Fiscal Year commencing with the 1996 Fiscal Year an Officers' Certificate stating that in the course of the performance by each signer of such signer's duties as an Officer of such Issuer such signer would normally have knowledge of such Issuer's compliance with the covenants contained in Sections 4.01 and 4.02 and 4.04 to 4.21 and the other covenants and conditions applicable to such Issuer set forth in this Indenture, stating whether or not such signer has knowledge of any Default in such compliance (such compliance having been determined without regard to any period of grace or requirement of notice provided under this Indenture) and, if so, specifying each such Default of which such signer has knowledge and the nature thereof and what action such Issuer proposes to take in connection thereto. For purposes of this Section 4.03, one of the signatories of such Officers' Certificate shall be one of the principal executive officer, the principal financial officer or the principal accounting officer of such Issuer.

                  The Issuers will also deliver to the Trustee the certificates of accountants required pursuant to Section 4.09.

SECTION 4.04.  CONDUCT OF BUSINESS; COMPLIANCE WITH LAWS, ETC.

                  (a) Subject to the terms and conditions hereof, each Issuer shall conduct its business in a manner consistent with the terms and provisions of this Indenture.

                  (b) Each Issuer shall comply with all Requirements of Law, contractual obligations, commitments, instruments, licenses, permits and franchises to the extent required under the terms of the related Mortgage.

SECTION 4.05.  PAYMENT OF TAXES, ETC.

                  (a) Each Issuer shall pay and discharge  before the same shall become delinquent, all lawful claims, taxes, assessments and governmental charges or levies in accordance with the terms of the related Mortgage.

                  (b) In connection with this Indenture, each Issuer shall comply with all withholding and reporting requirements imposed by federal, state and local tax authorities and all distributions under this Indenture shall be subject to such withholding and reporting requirements.

                  (c) The Issuers shall provide the Trustee with an Officers' Certificate, along with copies of the related cancelled checks, certifying each tax payment made by the Issuers in accordance with
         Section 4.05(a) hereof.

SECTION 4.06.  MAINTENANCE OF INSURANCE AND INTEREST RATE

PROTECTION AGREEMENT.

                  (a) The Issuers shall maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are required under the Mortgages. If requested by the Required Holders or the Trustee, the Issuers shall have all such insurance policies name the Trustee as additional insured or loss payee. The Issuers will furnish to the Trustee from time to time such information as may be reasonably requested as to such insurance by the Trustee.

                  (b) The Issuers shall maintain the Interest Rate Protection Agreement in full force and effect.

SECTION 4.07.  PRESERVATION OF EXISTENCE, ETC.

                  Each Issuer shall preserve and maintain its existence, rights and franchises if the failure to so preserve or maintain, either individually or in the aggregate, would cause a Material Adverse Effect.

SECTION 4.08.  MAINTENANCE OF PROPERTIES, ETC.

                  Each Issuer shall maintain and preserve (i) in good working order and condition all of its properties which are used or useful or necessary in the conduct of its business, and (ii) all rights, remedies, permits, licenses, guaranties, collateral, insurance, approvals and privileges which are used or useful or necessary in the conduct of its business to the extent required under the terms of the related Mortgage.

SECTION 4.09.  FINANCIAL STATEMENTS; REPORTS.

                  To the extent not otherwise required by Section 4.03, the Issuers shall furnish to the Trustee (for further distribution to the Holders if requested) in the case of clauses (a) through (d) below, and to any prospective purchaser of the Notes if requested in the case of clause (e) below:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters in each Fiscal Year, an income statement of the Issuers, a statement of shareholders' equity of the Issuers, a statement of cash flows of the Issuers, a statement of deferred and capitalized interest of the Issuers for the period from the beginning of the current Fiscal Year to the end of such Fiscal
         Quarter,  and a  balance  sheet  of the  Issuers  as at the end of such
         Fiscal Quarter of the Issuers, setting forth in each case in comparative form figures for the corresponding period in the preceding Fiscal Year, certified by the chief financial officer of any Issuer, together with (i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Issuers propose to take with respect thereto, and (ii) a written discussion and analysis by the management of the Issuers of the financial statements furnished in respect of such Fiscal Quarter;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a balance sheet of the Issuers as of the end of such year and a statement of income, retained earnings and cash flows of the Issuers all of which are prepared in accordance with GAAP and certified without qualifications as to the scope of the audit or otherwise and without any disclaimer by Ernst & Young or other independent certified public accountants of recognized national standing acceptable to the Trustee, together with (i) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Issuers, which audit was conducted by such
         accounting  firm  in  accordance  with  generally   accepted   auditing
         standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and
         (ii) a written discussion and analysis by the management of such Issuer of the financial statements furnished in respect of such Fiscal Year;

                  (c) as soon as available and, in any event, within 120 days from and after the end of a Fiscal Year, a copy of the management letter required to be provided to the Issuers by their independent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by any Issuer; (d) (i) within 5 days after the end of each month, a monthly report substantially in the form of Annex 2 hereto with respect to each parcel of Real Estate for such month and on or prior to the Determination Date in the month immediately following an Asset Sale, an itemized list of all Liquidation Proceeds received and Liquidation Expenses paid or reimbursed in connection with such Asset Sale and (ii) on each Determination Date, an Officers' Certificate certifying the Cash Flow for the immediately preceding Interest Period; and

                  (e) upon the request of the Required Holders, to any prospective purchaser of any Notes, all information that may be required to be delivered to such purchaser to enable any Holder to sell to such purchaser its Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC subject to receipt of an appropriate confidentiality agreement from such prospective purchasers in form and substance reasonably satisfactory to the Issuers (with appropriate exceptions to permit resale).

SECTION 4.10.  NEW REAL ESTATE, ETC.; INSPECTION AND AUDIT RIGHTS.

                  (a) Except as provided in Section 4.17 hereof, no Issuer will acquire any new real estate without the prior written consent of the Trustee. If any Issuer acquires any Real Estate not subject to a Lien in favor of the Trustee, such Issuer shall execute, deliver and record a first priority or the next highest available priority Mortgage or equivalent security instrument, in favor of the Trustee on behalf and for the ratable benefit of the Holders, covering such Real Estate, in form and substance satisfactory to the Trustee, and provide the Trustee with financing statements, and, upon the acquisition of Real Estate, a title insurance policy in an amount equal to the acquisition price of such Real Estate insuring the Trustee's lien on such Real Estate with only such exceptions as are acceptable to Trustee and such Issuer's fee title to such Real Estate and including a current ALTA survey thereof, if required, with a surveyor's certificate in form and substance satisfactory to the Trustee. Notwithstanding the foregoing, prior to the acquisition or obtaining control of any Real Estate, such Issuer shall obtain an appropriate environmental audit or environmental survey. The Trustee shall not be required to conduct any due diligence with respect to any Real Estate acquired by the Issuers pursuant to this Section 4.10(a) and shall be directed by the Required Holders prior to approving or disapproving any such acquisition.

                  (b) The Issuers agree that, on reasonable prior notice, they will permit any representative of the Trustee, during the Issuers' normal business hours, to examine all the books of account, records, reports and other papers of the Issuers relating to the Collateral, to make copies and extracts therefrom, to cause such books to be audited by Independent accountants selected by the Trustee, and to discuss their affairs, finances and accounts relating to the Collateral with their officers, employees and Independent accountants (and by this provision the Issuers hereby authorize such Independent accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Trustee of any right under this Section 4.10 shall be borne by the Trustee, provided that if an audit is made during the continuance of an Event of Default, the expense incident to such audit shall in all cases be borne by the Issuers.

SECTION 4.11.  LIENS, ETC.

                  None of the Issuers shall create or suffer to exist any Lien upon or with respect to any of its properties, whether owned by an Issuer as at the Issue Date or thereafter acquired, or assign any right to receive income, except:

                  (a) Liens directly or indirectly created in favor of the Holders pursuant to this Indenture and the Collateral Documents;

                  (b) [intentionally omitted];

                  (c) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by an Issuer in the ordinary course of business which secure its obligations to such Person; provided, however, that such Issuer (i) is not in default in respect of such payment obligation to such Person or (ii) is in default with respect to such payment obligation but is, in good faith and by appropriate proceedings, diligently contesting such obligation and adequate provision is made for the payment thereof in accordance with Sections 3.5(i)-(ix) of the related Mortgage and such default, either individually or in the aggregate, would not cause a Material Adverse Effect;

                  (d) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; provided, however, that no Issuer is in default in respect of any payment obligation with respect thereto;

                  (e) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old- age pensions and other social security benefits; and

                  (f) Permitted Exceptions.

SECTION 4.12.  INDEBTEDNESS.

                  None of the Issuers shall, directly or indirectly, incur, create or assume any Indebtedness, except:

                  (a) Indebtedness represented by the Notes, the Collateral Documents and the Indenture;

                  (b)  Contingent  Obligations  constituting   endorsements  for
         collection or deposit in the ordinary course of business;

                  (c) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business of the Issuers;

                  (d) indemnification claims under the declaration of trust or certificate of incorporation of any Issuer;

                  (e) other Indebtedness (x) in an aggregate principal amount not to exceed $1,000,000 for all of the Issuers in the aggregate at any time, (y) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Notes and shall not occur prior to the Termination Date, and (z) as to which the holder or holders thereof cannot compel the acceleration of the Notes; and

                  (f) Indebtedness disclosed in the schedules to the Mortgages.

SECTION 4.13.  TRANSACTIONS WITH AFFILIATES.

                  None of the Issuers shall: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to any such Affiliate (except for distributions and dividends of amounts not otherwise prohibited by this Indenture); (c) merge into or consolidate with or purchase or acquire assets from any Affiliate; (d) repay any Indebtedness to any Affiliate (except under existing retirement or deferred compensation plans or Indebtedness incurred in a transaction meeting the requirements set forth in clauses (i) and (iv) below); or (e) enter into any other transaction directly or indirectly with or for the benefit of any such Affiliate (including, without limitation, guaranties and assumptions of obligations of any such Affiliate) except for (i) transactions in the ordinary course of business on a basis no less favorable to any Issuer as would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate, (ii) compensation to directors and trustees commensurate with current compensation levels, (iii) salaries and other employee compensation and benefits to officers of any Issuer commensurate with the compensation levels in effect as of the date hereof as may reasonably be adjusted over time but in no event to increase by more than 10% annually in the aggregate, (iv) any transaction required or otherwise permitted by this Indenture, and (v) the reimbursement of Affiliates for Permitted Expenses, Property Protection Expenses and Property Improvement Expenses otherwise permitted to be paid by the Issuers under this Indenture.

SECTION 4.14.  NEW SUBSIDIARIES.

                  None of the Issuers shall incorporate or otherwise organize any Subsidiary after the date hereof.

SECTION 4.15.  LIMITATION ON INVESTMENTS.

                  None of the Issuers shall, directly or indirectly, make any Investment from and after the Issue Date except Investments approved by the Board of Trustees of any Issuer in Cash Equivalents.

SECTION 4.16.  BUSINESS; AMENDMENT OF CERTIFICATE OF INCORPORATION.

                  None of the Issuers shall (i) make any changes in its business objectives, purposes, or operations as in effect on the date hereof or engage in any business other than the operation and liquidation of the Real Estate, or
(ii) amend Article III, IV, VII or VIII of its certificate of incorporation other than in accordance with Section 3.19 of the related Mortgage.

SECTION 4.17.  ACQUISITIONS.

                  None of the Issuers shall acquire any of the assets or capital Stock of any Person without the prior written consent of the Trustee, except for the acquisition of land for purchase price not to exceed $400,000 to be developed into a parking lot for the Real Estate known as Paseo Padre and located in Freemont, California.

SECTION 4.18.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  None of the Issuers shall consolidate or merge with or into (whether or not an Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person.

SECTION 4.19.  GUARANTEED INDEBTEDNESS.

                  None of the Issuers shall incur any Guaranteed Indebtedness except (i) by endorsement of instruments or items of payment for collection or deposit to the general account of such Person, and (ii) for Guaranteed Indebtedness incurred for the benefit of an Issuer if the primary obligation is permitted by this Indenture for such Issuer to incur (and such Guaranteed Indebtedness shall be treated as a primary obligation for all purposes hereof).

SECTION 4.20.  LEASE OBLIGATIONS.

                  (a) None of the Issuers shall create or suffer to exist any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of real or personal property of any kind under other leases or agreements to lease.

                  (b) None of the Issuers shall become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a capitalized lease, of any property (whether real or personal or mixed), whether owned as at the Issue Date or acquired thereafter, which an Issuer has sold or transferred as of the Issue Date or thereafter.

SECTION 4.21.  LIMITATION ON ASSET SALES.

                  None of the Issuers shall complete any Asset Sale unless 100% of the consideration for such disposition consists of Cash or Cash Equivalents.


                                    ARTICLE 5

                              DEFAULTS AND REMEDIES

SECTION 5.01.  EVENTS OF DEFAULT.

                  Each of the following events (whatever the reason for such event) constitutes an "Event of Default":

                  (a) The Issuers shall fail to make any payment in respect of principal of the Notes at their Stated Maturity Date or on the Payment Date after notice of redemption of the Notes has been given by the Trustee in accordance with Section 3.03 hereof or under Section 3.08(iv), (v) or (vii) of this Indenture when the same becomes due and payable, or the Issuers shall fail to make any payment when due of interest on the Notes and such failure to pay interest shall continue unremedied for more than one Business Day; or

                  (b) Any representation or warranty made or deemed made by any Issuer (or any of its officers) under the Note Purchase Agreement or any of the Collateral Documents shall prove to have been untrue or incorrect in any material respect when made or deemed made and such breach of a representation or warranty shall not have been cured within 30 days after any Issuer has knowledge thereof such that it remains untrue or incorrect in any material respect as of such later date; or

                  (c) Any Issuer shall fail to perform or observe in any material respect any term, covenant or agreement contained in (i)
         Article 4 or any other term, covenant or agreement contained in this Indenture or (ii) the Collateral Documents, if such failure shall remain unremedied for 30 days after the earlier of the date on which
         (A) an Officer of such Issuer becomes aware of such failure or (B) written notice thereof shall have been given to such Issuer by the Trustee or the Holders; provided that, if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30 day period and if the Issuers shall have in good faith commenced to cure such Default within such 30 day period and thereafter diligently and expeditiously proceed to cure the same, such 30 day period shall be extended for such time as is reasonably necessary for the Issuers in the exercise of due diligence to cure such Default, but in no event shall such period, in the case of clause (i) above, exceed 90 days after any Issuer first obtains actual knowledge of such default unless a longer period for such default is permitted in any Collateral Document; or

                  (d) Any Issuer shall fail, after any applicable grace period, to pay any principal of or premium, if any, or interest on any of its Indebtedness in an amount exceeding $250,000 (excluding the Notes), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, however, that in each such case if any such Issuer is contesting its obligation to pay any such Indebtedness in accordance with the standards set forth in Sections 3.5 (i) - (ix) of the related Mortgage, it shall not constitute an Event of Default hereunder; or

                  (e) Any Issuer shall generally not pay its debts as such debts become due except such debts that are the subject of a good faith dispute, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against such Issuer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against such Issuer (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or any Issuer shall take any action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order for the payment of money in excess of $250,000 shall be rendered against any Issuer and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, provided that in the case of either circumstance described in
         (i) or (ii) above, it shall not constitute an Event of Default hereunder if such Issuer shall have posted security in the amount of any such judgment to insure the payment thereof; or

                  (g) Except for releases of Collateral pursuant to Section 8.02 hereof, the Collateral Documents shall, for any reason, cease to create a valid Lien on Collateral having a value of $250,000 or more purported to be covered thereby, or such Lien shall cease to have the priority Lien status initially granted and be a perfected Lien as to Collateral having a value of $250,000 or more; or

                  (h) The occurrence of a Change of Control.


SECTION 5.02.  ACCELERATION.

                  If an Event of Default (other than an Event of Default specified in clause (e) of Section 5.01 hereof) occurs and is continuing, the Trustee by notice to the Issuers may, or upon written notice from the Required Holders shall, or the Required Holders by written notice to the Issuers and the Trustee may, declare all the Notes to be due and payable immediately. Upon such declaration, the principal of and interest on the Notes shall be due and payable immediately. If an Event of Default specified in clause (e) of Section 5.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Required Holders by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.


SECTION 5.03.  OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee shall pursue any available remedy (under this Indenture, the Collateral Documents or otherwise) to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Documents.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


SECTION 5.04.  WAIVER OF PAST DEFAULTS.

                  The Required Holders by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of or interest on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the Collateral Documents; but no such waiver shall extend to any subsequent or other Default or Event of Default.

SECTION 5.05.  DIRECTION BY REQUIRED HOLDERS.

                  The Required Holders shall direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it or them. However, the Trustee may refuse to follow any direction that conflicts with the law, this Indenture or the Collateral Documents, that the Trustee determines (in its sole and absolute discretion) may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 5.06.  LIMITATION ON SUITS.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Required Holders make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 30-day period the Required Holders do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 5.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder, except that no Holder shall have the right to institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver or loss of the Liens pursuant to the Collateral Documents upon any property subject to such Liens.

SECTION 5.08.  COLLECTION SUIT.

                  If an Event of Default specified in Section 5.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

SECTION 5.09.  PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), the Issuers' creditors or the Issuers' property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 6.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee or its agents and counsel, and any other amounts due the Trustee under Section 6.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

SECTION 5.10.  PRIORITIES.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee and its agents and attorneys for amounts due under Section 6.06 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for interest and, to the extent all due and unpaid interest has been paid, principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest and principal, respectively;

                  Third:   without   duplication,   to  Holders  for  any  other
Obligations owing to the Holders under this Indenture, the Notes or the Collateral Documents; and

                  Fourth: to the Issuers or their successors or assigns or as a court of competent jurisdiction may direct.

                  Any funds collected pursuant to this Section 5.10 shall be disbursed on the next Payment Date to Holders of the Notes of record on the 15th day of the calendar month immediately preceding such Payment Date.

SECTION 5.11.  UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 5.06 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 5.12.  RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuers, the Trustee and the Holders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder will continue as though no such proceeding had been instituted.


                                    ARTICLE 6

                                     TRUSTEE

SECTION 6.01.  DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Any permissive right of the Trustee contained in this Indenture shall not be construed as a duty.

                  (b)  Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee, and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, if any.

                  (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05 hereof;

                           (iv) for purposes of this Indenture, the Trustee shall not be deemed to have notice of any Default, Event of Default or any other fact, event or circumstance the occurrence or existence of which may impose duties upon the Trustee hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof;

                           (v) the Trustee shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Trustee in accordance with this Indenture, and if it does, then all legal expenses and costs of such action shall be expenses and costs of the Issuers, and the Trustee shall be entitled to be reimbursed therefor;

                           (vi) neither the Trustee nor any of its directors, officers, employees, agents or control persons shall be responsible for any act or omission of any custodian, Paying Agent or Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee (unless such Person is an Affiliate of the Trustee), performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Issuers, including without limitation, in connection with actions taken pursuant to this Indenture; and

                           (vii) the Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer obtains actual knowledge of such failure or notice thereof is provided in accordance with the terms of this Indenture.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by this Indenture or by law.

                  (g) Subject to Section 6.01(c)(ii) hereof, none of the Trustee or any of its directors, officers, employees, agents, or "control persons" (within the meanings of the Securities Act) shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

                  (h) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document.

                  (i) Unless otherwise specifically required by law, the Trustee shall not be required to post any surety bond of any kind in connection with the execution or performance of its duties hereunder.

                  (j) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by through agents or attorneys.

SECTION 6.02.  RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee may consult with counsel, accountants and other experts and the written advice of such counsel, accountants and other experts or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each Issuer.

                  (d) Without limitation and notwithstanding any other provision herein, the Trustee (i) shall not be required to take any action regarding any Real Estate, including, without limitation, foreclosure or other action (collectively, a "Foreclosure Action"), which could result in the Trustee being deemed to be an "operator" under CERCLA, if in the reasonable judgment of the Trustee by taking such action it would incur unacceptable environmental liability, and (ii) shall have the right, prior to taking any Foreclosure Action with respect to any Real Estate, to obtain a "Phase One" or other environmental report concerning such Real Estate prepared by a consultant of its choice and to be reimbursed for the reasonable cost thereof pursuant to Section
         6.06 hereof, if, in its reasonable judgment, such report is necessary in order to assess the matters described in clause (i) hereof. In making an evaluation described under clause (i) of the preceding sentence, the Trustee shall assess its potential liability as compared to the indemnity available pursuant to Section 6.06 hereof, or from any Holder pursuant to Section 6.01(e) hereof.

SECTION 6.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section
6.09 hereof, as specified therein.

SECTION 6.04.  DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or of the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee makes no representation as to the validity, value or condition of any property covered or intended to be covered by the Lien of the Collateral Documents or any part thereof or as to the title of the Issuers to such property or as to the security afforded by the Collateral Documents or hereby.

SECTION 6.05.  NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 30 days after the Trustee has actual knowledge thereof.

SECTION 6.06.  COMPENSATION AND INDEMNITY.

                  The Issuers shall pay to the Trustee reasonable compensation for its acceptance of this Indenture and services hereunder as set forth in the letter agreement dated April 24, 1996. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Issuers and Value Property Trust shall indemnify and hold harmless the Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Collateral Documents or the enforcement of this Indenture or any of the Collateral Documents without gross negligence or bad faith on its part, including, but not limited to, all losses, claims, damages, penalties, fines, liabilities or expenses arising in connection with the Trustee having to qualify to do business or pay taxes, in each case in any State where the Real Estate is located, any Foreclosure Action or the release or presence of any Hazardous Substance at or from the Real Estate whether foreseeable or unforeseeable, regardless of the source of such release or when such release occurred or such presence is discovered (it being understood that Value Property Trust shall have no liability or obligation with regard to the indebtedness represented by the Notes). The foregoing indemnity includes, without limitation, all costs of removal, remediation of any kind, and disposal of such Hazardous Substances (whether or not such Hazardous Substances may be legally allowed to remain in the Real Estate if removal or remediation is prudent), after a foreclosure, the cost of determining whether the Real Estate that was the subject of the foreclosure is in compliance and causing such Real Estate to be in compliance with all applicable Environmental Laws, and the Trustee's reasonable attorneys' and consultants' fees and court costs relating thereto. The Trustee shall notify the Issuers and Value Property Trust promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers and Value Property Trust shall not relieve the Issuers or Value Property Trust of their respective obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers and Value Property Trust need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

                  The respective obligations of the Issuers and Value Property Trust under this Section 6.06 shall survive the satisfaction and discharge of this Indenture.

                  To secure the payment obligations of the Issuers and Value Property Trust in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 6.07.  REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Required Holders may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

                  (a)  the Trustee fails to comply with Section 6.09 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee with the consent of the Required Holders.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with
Section 6.09 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of such succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 6.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section, the Issuers' obligations under Section 6.06 hereof shall continue for the benefit of the retiring Trustee.

SECTION 6.08.  SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation or association without any further act shall be the successor Trustee.

SECTION 6.09.  ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by federal or state authority, shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition, and (i) shall have a long-term unsecured debt rating of one of the two highest rating categories by Standard & Poor's Ratings Services, Moody's Investor Services, Inc. and Fitch Investors Service, L.P. or (ii) in the event that the condition set forth in clause (i) above is not satisfied, any rating agency which has issued a rating of the Notes shall have confirmed that such failure to satisfy such condition shall not adversely affect the then current rating of the Notes by such rating agency.


                                    ARTICLE 7

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 7.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 7.02 hereof, the Issuers and the Trustee may amend or supplement this Indenture and the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for certain amendments to the Collateral Documents expressly called for therein pursuant to Section 8.01 hereof;

                  (c)  to  execute  and  deliver  any  documents   necessary  or
         appropriate  to release Liens on any Collateral as permitted by Section
         8.03 or 8.04 hereof; or

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights hereunder of any Holder of the Notes.

                  Upon the request of the Issuers accompanied by a resolution of the Board of Directors or Trustees of each Issuer authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.05 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture, the Collateral Documents or otherwise. The Issuers shall give the Holders of the Notes notice of the effectiveness of any amendment under this Section 7.01.

SECTION 7.02.  WITH CONSENT OF HOLDERS OF NOTES.

                  The Issuers and the Trustee may amend or supplement this Indenture, the Notes, or any amended or supplemental Indenture with the written consent of the Required Holders (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Required Holders (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  Upon the request of the Issuers accompanied by a resolution the Board of Directors or Trustees of each Issuer authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Required Holders as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.05 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture, or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 5.04 and 5.07 hereof, the Required Holders may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder of Notes):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or reduce the redemption price of the Notes;

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except a rescission of acceleration of the Notes by the Required Holders and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

                  (g)   directly  or   indirectly   release   Liens  on  all  or
         substantially all of the Collateral except in connection with a merger, consolidation or disposition of assets permitted under this Indenture;

                  (h) make any change in the foregoing amendment and waiver provision; or

                  (i)  waive a redemption payment with respect to any Note.

SECTION 7.03.  REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

                  The Issuers may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Issuers shall designate.

SECTION 7.04.  NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 7.05.  TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 7 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. An Issuer may not sign an amendment or supplemental Indenture until its Board of Directors or Trustees approves it. In signing or refusing to sign such amendment or supplemental Indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 6.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuers in accordance with its terms.


                                    ARTICLE 8

                             COLLATERAL AND SECURITY

SECTION 8.01.  COLLATERAL DOCUMENTS.

                  The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date or a principal amortization date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture, the Collateral Documents and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents which the Issuers have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall enter into and deliver to the Trustee copies of all Collateral Documents, and, subject to the provisions of the Collateral Documents, and upon the reasonable request of the Trustee, shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and the Notes secured hereby, according to the intent and purposes herein expressed. The Issuers shall take upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuers hereunder, a valid and enforceable perfected first priority Lien in and on all of the Collateral, in favor of the Trustee for the benefit of the Holders of Notes, (a) superior to and prior to the rights of all third Persons except as permitted under Section 4.11 hereof, and (b) subject to no Liens other than the Liens permitted under Section 4.11 hereof.

SECTION 8.02.  RELEASE OF COLLATERAL.

                  (a) Subject to subsections (b) and (d) of this Section 8.02, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents.

                  (b) No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents or hereof unless the Issuers shall have complied with Sections 3.05 and 3.08 hereof and Article 14 of the related Mortgage; provided, however, that with respect to any Real Estate, upon the payment of 125% of the applicable Allocated Note Amount and so long as no Event of Default has occurred and is continuing (except an Event of Default relating solely to the Real Estate which is the subject of such release), such Real Estate shall be released from the Lien of the related Mortgage.

                  (c) Notwithstanding any of the terms hereof or of any of the Collateral Documents, at any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise), the Trustee shall not, without the consent of the Required Holders, release any Collateral pursuant to the provisions hereof or any of the Collateral Documents.

                  (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof.

SECTION 8.03.  AUTHORIZATION OF ACTIONS TO BE TAKEN BY
               THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

                  Subject to the provisions of Sections 6.01 and 6.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder or under the Collateral Documents. The Trustee shall have power to institute and maintain such suits and proceedings and enter into such agreements as either may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits, proceedings and agreements as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Trustee or the Holders of Notes).

SECTION 8.04.  AUTHORIZATION OF RECEIPT OF FUNDS BY THE
               TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

                  The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Collateral Documents.

SECTION 8.05.  DEBT SERVICE RESERVE ACCOUNT.

                  (a) On or before the Issue Date, the Issuers shall establish the Debt Service Reserve Account and shall deposit $1,347,580 (the "Initial Deposit") in the Debt Service Reserve Account; provided, however, that such amount shall be reduced on each Payment Date to an amount not less than the Debt Service Reserve Account Required Level. Any and all moneys so received by the Trustee, together with any Cash Equivalents in which such moneys are or will be invested or reinvested during the term of this Indenture, shall be held by the Trustee in the Debt Service Reserve Account as collateral security for the repayment of the Notes, subject to withdrawal as herein provided.

                  (b) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of any moneys in the Debt Service Reserve Account shall be invested and reinvested by the Trustee at the Issuers' direction in one or more Cash Equivalents bearing interest. All income or other gain from investments of money held in the Debt Service Reserve Account shall be deposited by the Trustee in the Debt Service Reserve Account immediately upon receipt, and any loss resulting from such investments shall be charged to the Debt Service Reserve Account.

                  (c) Upon the occurrence of an Event of Default under Section 5.01(a) hereof, the Trustee shall withdraw from amounts on deposit in the Debt Service Reserve Account on any Payment Date the lesser of (i) the amount of any shortfall required to be paid by the Issuers on such Payment Date, and (ii) the amount then on deposit in the Debt Service Reserve Account, and transfer such amount to the Trapped Funds Account to be applied in accordance with Section 3.08 hereof, other than
         Section 3.08(vi) hereof.

SECTION 8.06.  LOCKBOX ARRANGEMENTS.

                  (a) Upon the occurrence of more than one Event of Default under Section 5.01(a) hereof and during the continuance of any such Events of Default, the Issuers shall promptly direct all tenants of the Issuers to remit all rent payments directly to a lockbox to be established by the Trustee (the "Lockbox"). Collections in the Lockbox shall be transferred on or prior to the Business Day immediately preceding the next Payment Date to the Trapped Funds Account and shall be applied in accordance with Section 3.08 hereof, other than Section 3.08(vi) hereof.

                  (b) Upon the establishment of the Lockbox and so long as the Lockbox is in effect, on or prior to each Determination Date the
         Issuers shall deliver to the Trustee invoices relating to Property Improvement Expenses and Property Protection Expenses of the Issuers for the preceding Interest Period which have been incurred in the ordinary course of the Issuers' business, accompanied by an Officers' Certificate of the Issuers certifying such invoices, and, so long as the Notes have not become due and payable pursuant to Section 5.02 hereof, the Trustee shall release funds from the Lockbox to the Issuers for the payment of such invoices. Upon the establishment of the Lockbox, all deposits to the Trapped Funds Account shall be net of Property Improvement Expenses (including Capital Expenditures) and Property Protection Expenses (including Capital Expenditures).

SECTION 8.07.  TERMINATION OF SECURITY INTEREST.

                  Upon the full and final and indefeasible payment of all Obligations of the Issuers under this Indenture, the Notes and the Collateral Documents, the Trustee shall, at the request of the Issuers, release the Liens pursuant to this Indenture.

SECTION 8.08.  FURTHER DOCUMENTATION.

                  (a) At any time and from time to time, upon the written request of the Trustee, and at the sole expense of the Issuers, the Issuers will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Trustee may reasonably deem desirable to obtain the full benefits of the Collateral Documents and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, and transferring Collateral to the Trustee's possession (if a security interest in such Collateral can be perfected by possession). The Issuers also hereby authorize the Trustee to file any such financing or continuation statement without the signature of the Issuers to the extent permitted by applicable law. If any of the Collateral shall be or become evidenced by any instrument, the Issuers agree to pledge such instrument to the Trustee and shall duly endorse such instrument in a manner satisfactory to the Trustee and deliver the same to the Trustee.

                  (b) The Issuers will, if so requested by the Trustee, furnish to the Trustee, as often as the Trustee reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.


                                    ARTICLE 9

                                  MISCELLANEOUS

SECTION 9.01.  NOTICES.

                  Any notice or communication by the Issuers or the Trustee to any other party hereto is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the party's address:

                  If to any Issuer:

                  120 Albany Street, 8th Floor
                  New Brunswick, NJ  08901
                  Telecopier No.: (908) 296-3090
                  Attention:  George R. Zoffinger


                  If to the Trustee:

                  135 South LaSalle Street
                  Suite 1740
                  Chicago, Illinois  60674-4107
                  Telecopier No:  (312) 904-2084
                  Attention:  Asset Backed Securities Trust Group
                                 - VPT Trust

                  The  Issuers  or the  Trustee,  by  notice  to the  other  may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

                  All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Issuers mail a notice or communication to Holders of Notes, they shall mail a copy to the Trustee and each Agent at the same time.

SECTION 9.02.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the
Trustee:

                  (a) an Officers' Certificate of each Issuer in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants provided for in this Indenture relating to the proposed action have been satisfied.

SECTION 9.03.  RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 9.04.  GOVERNING LAW.

                  The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes without regard to the conflict of law principles thereof.

SECTION 9.05.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture and the Notes may not be used to interpret another indenture, loan or debt agreement of the Issuers. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof. Unless expressly otherwise indicated herein, an action or transaction permitted by one provision hereof must nonetheless comply with all other applicable provisions hereof; and any action or transaction not permitted by any provision of this Indenture will not be permitted regardless of whether any other provisions hereof might permit such action or transaction.

SECTION 9.06.  SUCCESSORS.

                  All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 9.07.  SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.08.  COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 9.09.  TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 9.10.  SATISFACTION AND DISCHARGE; RELEASE.

                  (a) Upon the indefeasible payment in full of all Obligations of the Issuers hereunder and under the Notes, the Issuers shall be released from all their obligations hereunder and under the Notes and this Indenture shall cease to be of further effect.

                  (b) An Issuer shall cease to be an "Issuer" under this Indenture in the event that the Real Estate owned by such Issuer no longer constitutes Collateral under the Collateral Documents; provided, however, that any such Issuer shall remain liable for any indemnities made by such Issuer hereunder or under the Collateral Documents which expressly survive any such release.

SECTION 9.11.  NO WAIVER; REMEDIES.

                  No failure on the part of the Trustee or any Noteholder to exercise, and no delay in exercising, any right hereunder, under any of the Collateral Documents or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.12.              STREIT ACT.

                  Any  provisions  required to be contained in this Indenture by
Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated, and such provisions shall be in addition to those conferred or imposed by this Indenture; provided, however, that to the extent that such
Section 126 shall not apply to this Indenture, said Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Indenture, or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Indenture. In case of a conflict between the provisions of this Indenture and any mandatory provisions of Article A-4 of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Indenture, should at any time be repealed, or cease to apply to this Indenture, or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Indenture.

SECTION 9.13.              SPECIAL MASSACHUSETTS PROVISIONS.

                  The following provisions shall only be applicable to (i) the Collateral located in the Commonwealth of Massachusetts and (ii) the original versions of this Indenture which are recorded in the Commonwealth of Massachusetts with the Bristol South District Registry of Deeds, the Norfolk County Registry of Deeds and the Suffolk County Registry of Deeds:

                  (A) the  following  language  hereby is inserted at the end of
Section 6.01 of this Indenture:

                           "(k) Every agreement,  lease, deed, mortgage, note or
                  other instrument or document executed or action taken by any Person appearing from the records of the Registry of Deeds wherein this Indenture is recorded, to be a Trustee (including without limitation any document executed pursuant to Article 7 or Article 8) shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that at the time of delivery thereof or of the taking of such action the trust established by this Indenture was in full force and effect, and that the execution and delivery thereof or taking of such action by the Trustee was duly authorized, empowered, and directed as required by this Indenture.

                           (l) Any person dealing with the trust  established by
                  this Indenture or the Trustee always may rely without further inquiry on a certificate signed by any Person appearing from the records of the Registry of Deeds wherein this Indenture is recorded to be a Trustee as to who are the Trustees or the Holders hereunder, or as to whether or not the trust established by this Indenture has been terminated, or as to the authority of the Trustee to act as to the existence or non-existence of any fact or facts which constitute conditions precedent to action by the Trustee or which are in any other manner germane to the affairs of the trust established by this Indenture. Execution, delivery or recording of such certificate shall not be a condition precedent to the validity of any transaction of the trust established by this Indenture."

         (B) Section 6.07 of this Indenture set forth above hereby is amended to read as follows:

                           "(a)  The  Trustee  may  resign  in  writing  and  be
                  discharged from the Trust created hereby by written notice to the Issuers, signed and acknowledged by the Trustee. Such resignation shall be effective upon the later of (i) the recording of such notice of resignation with the Registry of Deeds wherein this Indenture is recorded; and (ii) the recording of the items set forth in Section 6.07(c) with the Registry of Deeds wherein this Indenture is recorded.

                           (b) The Required Holders may remove the Trustee by an
                  instrument or instruments in writing, signed by the Required Holders and acknowledged by one or more of them, and delivered to the Trustee and the Issuers; provided that such removal shall not be effective until the later of (i) the recording of such instrument or instruments with the Registry of Deeds wherein this Indenture is recorded; and (ii) the recording of the items set forth in Section 6.07(c) with the Registry of Deeds wherein this Indenture is recorded. The Issuers may remove the Trustee if:

                           (i) the Trustee fails to comply with Section 6.09 hereof;

                           (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                           (iii) a custodian or public officer takes charge of the Trustee or its property; or

                           (iv) the Trustee becomes incapable of acting.

                  Such removal shall be by an instrument or instruments in writing, signed by the Issuers and acknowledged by one or more of them, and delivered to the Trustee and the Holders; provided that such removal shall not be effective until the later of (i) the recording of such instrument or instruments with the Registry of Deeds wherein this Indenture is recorded; and (ii) the recording of the items set forth in Section 6.07(c) with the Registry of Deeds wherein this Indenture is recorded.

                           (c) If the  Trustee  resigns  or is  removed  or if a
                  vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee with the consent of the Required Holders, by an instrument or instruments in writing signed by the Issuers and the Required Holders and acknowledged by one or more of them; provided that in each case (i) either (A) such instrument or instruments, or
                  (B) a certificate signed and acknowledged by the resigning or removed Trustee, or (C) the documents referred to in Section 6.07(f) shall be recorded with the Registry of Deeds wherein this Indenture is recorded; and (ii) the acceptance shall be recorded with the Registry of Deeds wherein this Indenture is recorded. Thereupon the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement and the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 6.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section, the Issuers' obligations under Section 6.06 hereof shall continue for the benefit of the retiring Trustee.

                           (d) A successor  Trustee  shall deliver a copy of the
                  written acceptance of its appointment to the retiring Trustee, to the Issuers and to the Holders of the Notes.

                           (e) If a  successor  Trustee  does not take office in
                  accordance with Section 6.07(c) within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                                    (ii) If the Trustee after written request by
                           any Holder of a Note who has been a Holder for at least six months fails to comply with Section 6.09 hereof, such holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                                    (iii) Any  removal of a Trustee  pursuant to
                           this Section 6.07(e) and any appointment of a Trustee pursuant to this Section 6.07(e) shall be effective upon the recording of (A) the order of such court and
                           (B) the acceptance in writing by the successor Trustee so appointed, with the Registry of Deeds wherein this Indenture is recorded.

                           (f) In the event  that  there is no  Trustee  for any
                  cause, a Person purporting to be a successor Trustee hereunder may record in the Registry of Deeds wherein this Indenture is recorded an affidavit, under pains and penalties of perjury, stating that it has been appointed pursuant to Section 6.07(c), as a successor Trustee. Such affidavit, when recorded together with an attorney's certificate under M.G.L. c. 183,
                  Section 5B, stating that such attorney has knowledge of the affairs of the trust established by this Indenture and that the Person signing the affidavit has been so appointed, shall have the same force and effect as if the certificate of a Trustee required or permitted hereunder had been recorded and Persons dealing with the trust established by this Indenture always may rely without further inquiry upon such an affidavit as so executed and recorded as to the matters stated therein."

                  (C) The  following  language  hereby is inserted at the end of
Section 6.08 of this Indenture: "A certificate evidencing such consolidation, merger, conversion or transfer shall be recorded with the Registry of Deeds wherein this Indenture is recorded."

                  (D) The  following  language  hereby is inserted at the end of
Section 6.09 of this Indenture: "The provisions of this Section 6.09 shall not affect the validity of any document or certificate executed by a Person who is a Trustee according to the records of the Registry of Deeds wherein this Indenture is recorded, or the recording of any such document or certificate."

                  (E) The  following  language  hereby is inserted at the end of
Section 7.01 of this Indenture: "In each case, any amendment or supplement of this Indenture shall not become effective until the instrument of amendment or supplement or a certificate setting forth the terms of such amendment or supplement, signed by the Trustee, is recorded with the Registry of Deeds wherein this Indenture is recorded."

                  (F) The following language hereby is inserted at the end of the second paragraph of Section 7.02 of this Indenture: "In each case, any amendment or supplement of this Indenture shall not become effective until the instrument of amendment or supplement or a certificate setting forth the terms of such amendment or supplement, signed by the Trustee, is recorded with the Registry of Deeds wherein this Indenture is recorded."

                  (G) The  following  language  hereby is inserted at the end of
Section 9.10 of this Indenture:

                           "(c)  Notwithstanding  any  other  provision  of this
                  Indenture, and consistent with the intention of the undersigned that the trust established by this Indenture not violate the Rule Against Perpetuities, the trust established by this Agreement shall terminate in any event fifty (50) years from the date hereof.

                           (d) In the case of any termination of the trust established by this Indenture, the Trustee shall transfer and convey the specific assets constituting the estate of the trust established by this Indenture to the Holders as tenants in common in proportion to their respective interests hereunder, or as otherwise directed by all of the Holders; provided, however, that the Trustee may retain such portion thereof as is in the Trustee's opinion necessary to discharge any expense or liability, determined or contingent, of the trust established by this Indenture."

                         [Signatures on following page]

                                   SIGNATURES


Dated as of April 30, 1996                 VPT REAL ESTATE CORP. I
                                           VPT REAL ESTATE CORP. II
                                           VPT REAL ESTATE CORP. III
                                           VPT REAL ESTATE CORP. IV
                                           VPT REAL ESTATE CORP. V,
                                              as Issuers



                                           By:_______________________
                                              Name:
                                              Title:


Attest:


- ----------------------------
Name:
Title:

Dated as of April 30, 1996              For purposes solely of Section 6.06
                                        hereof:

                                        VALUE PROPERTY TRUST

                                        By:_________________________
                                           Name:
                                           Title:

Attest:


- ----------------------------
Name:
Title:





Dated as of April 30, 1996              LASALLE NATIONAL BANK,
                                        as Trustee



                                        By:____________________
                                        Name:
                                        Title:



Attest:


- ----------------------------
Name:
Title: